Exhibit 99.1

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Re: Sable Offshore Corp. Response to Notice Prior to Issuance of Executive Director Cease and Desist Order

Dear Dr. Hucklebridge:

On behalf of our client, Sable Offshore Corp. (“Sable”), we are providing Sable’s responses to your February 16, 2025, Notice Prior to Issuance of Executive Director Cease and Desist Order (“Notice”) regarding Sable’s anomaly repair activities along portions of Las Flores Pipelines CA-324 and CA-325 (previously known as Lines 901 and 903) located within an unincorporated area of the County of Santa Barbara (“County”) and within the coastal zone. Sable strongly disagrees with many of the Notice’s assertions and characterizations of the Coastal Act, the County’s delegated authority under the Coastal Act and its certified Local Coastal Program (“LCP”), Sable’s anomaly repair work, and the permits and approvals previously issued by the County. We will not address those assertions and characterizations in detail here, and Sable reserves all rights to challenge each such point in the future. Instead, Sable is notifying you that an Executive Director Cease and Desist Order (“EDCDO”) may not be issued under the Coastal Act and any such issuance would be procedurally improper.

As you know, on February 12, 2025, the County confirmed in writing that Sable’s anomaly repair work is authorized by the pipelines’ existing coastal development permits (the “CDPs”) and, consistent with the County’s past practice, no new or separate Coastal Act authorization is required for Sable to perform the work.[1] Despite this written confirmation from
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[1] See Errin Briggs, County of Santa Barbara, “Zoning Clearance Applications – 24ZCI-00090, 24ZCI-00091, 24ZCI-00095, and 24ZCI-00096” (Feb. 12, 2025) (“County Letter”). As explained in Sable’s February 14, 2025, letter to Coastal Commission staff, the County Letter addresses anomaly repair work for which Sable had previously submitted Zoning Clearance applications to the County, including work (i) that was ongoing at the time that Commission staff issued a Notice of Violation (File No. V-9-24-1052) to Sable and (ii) that Sable has identified for completion. Sable is compiling information regarding previously completed anomaly repair work in the coastal zone for submittal to and review by the County. Sable’s understanding is that such completed repairs are entirely consistent with the scope of repairs that the County authorized in the County Letter and that no new or amended coastal development permit will be required for those repairs either.

February 17, 2025                                            Exhibit 99.1

the County, the Notice asserts that the anomaly repair work will constitute a “violation” of the Coastal Act and the County’s LCP and states an intention to issue an EDCDO with respect to such work pursuant to Section 30809 of the Coastal Act. Section 30809 authorizes the issuance of an EDCDO only in three narrow circumstances. None of those circumstances apply here. Accordingly, Sable’s position is that an EDCDO may not be issued.

First, an EDCDO may be issued when the Executive Director determines that an activity has been (or is threatened to be) undertaken that “may require a permit from the commission without securing a permit.”[2] Second, an EDCDO may be issued when the Executive Director determines an activity that has been (or is threatened to be) undertaken “may be inconsistent with any permit previously issued by the commission.”[3] Neither of these scenarios exist here. As confirmed in the County’s February 12, 2025, letter to Sable and Sable’s February 14, 2025, letter to Commission staff, Sable’s anomaly repair work was authorized by the pipelines’ existing CDPs, which were issued by the County – not the Commission.[4] All of Sable’s anomaly repair work, as confirmed through Sable’s submissions to the County, is within the County’s permitting jurisdiction under the LCP. The Notice does not allege, and the anomaly repair work does not require, any new or amended coastal development permit “from the Commission” and is not subject to a coastal development permit “previously issued by the Commission.”[5] Therefore an EDCDO may not be issued.

Section 30809(a) also allows an EDCDO to be issued in a third scenario: “to enforce any requirements of a certified local coastal program …, or any requirements of [the Coastal Act].”[6] The Coastal Act specifically limits EDCDOs issued under this third scenario to “the following circumstances”:

(1)“The local government … requests the commission to assist with, or assume primary responsibility for, issuing a cease and desist order;”

(2)“The commission requests and the local government … declines to act, or does not take action in a timely manner, regarding an alleged violation which could cause significant damage to coastal resources;” or

(3)“The local government … is a party to the violation.”[7]

Allowing the Executive Director to issue an EDCDO for a purported violation of a certified local coastal program or the Coastal Act only in these three situations ensures that the Commission

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[2] Coastal Act (Pub. Res. Code), § 30809(a) (emphasis added).
[3] Ibid.
[4] See County Letter; Sable, “Sable Offshore Corp. Notice of Violation (V-9-24-0152) for Las Flores Pipelines CA-324 and CA-325, Santa Barbara County” (Feb. 14, 2025), Exhibit E (County Coastal Development Permit 86-CDP-189 (Jul. 27, 1986)) and Exhibit F (County Coastal Development Permit 86 CDP-205 (Aug. 5, 1986)).
[5] Coastal Act, § 30809(a).
[6] Ibid.
[7] Id., § 30809(a)(1)-(3).

February 17, 2025                                            Exhibit 99.1

does not circumvent the local government’s delegated authority under the Coastal Act to implement its local coastal program.[8]

The Notice does not allege that any of the three potential prerequisites for the issuance of an EDCDO for a purported violation of the Coastal Act or the County’s LCP actually apply here. To the contrary:

(1)The County has not requested the Commission to assist with, or assume primary responsibility for, issuing an EDCDO. Instead, the County has confirmed in writing that the anomaly repair work “is authorized by the [pipelines’] existing … Coastal Development Permits[.]”[9]

(2)The County has not declined to act upon a request from the Commission regarding Sable’s anomaly repair work. While the Commission has requested additional information from the County, including copies of Sable’s zoning clearance applications for the anomaly repair work and “permit files and records” relied upon by the County in assessing whether such work falls within the scope of the existing CDPs, the Commission has not requested that the County take action on an alleged violation.[10]

(3)the County is not alleged to be a party to the activities asserted by the Notice to constitute a violation.

Therefore, none of the prerequisites to issuing an EDCDO exist and it would be procedurally improper to issue an EDCDO.

In sum, Sable’s anomaly repair work does not constitute a violation of the Coastal Act or the County’s LCP because it is authorized under the pipelines’ existing CDPs and other approvals, as recently confirmed by the County. Further, the Coastal Act does not authorize the issuance of an EDCDO under the present circumstances. Therefore, and to avoid any ambiguity, Sable intends to proceed with the anomaly repair work authorized by the County in its February 12, 2025, letter.

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[8] See id., § 30519(a).
[9] County Letter.
[10] Cassidy Teufel, Letter re: “Dispute Resolution under [14 CCR § 13569] regarding activities of Sable Offshore Corp. Identified in California Coastal Commission’s November 12, 2024 Executive Director Cease and Desist Order” (Feb. 16, 2025), p. 2.

February 17, 2025                                            Exhibit 99.1

Based on the foregoing, Sable reiterates its request for an opportunity to discuss the final resolution of the previously issued Notice of Violation (File No. V-9-24-0152) and acknowledgement of the County’s determination that no further coastal development permit is required for the anomaly repair work.
Very truly yours,

/s/ Duncan Joseph Moore
Duncan Joseph Moore of LATHAM & WATKINS LLP

cc: Lisa Plowman, County of Santa Barbara
Errin Briggs, County of Santa Barbara
Jenna Richardson, County of Santa Barbara
Anthony Duenner, Sable Offshore Corp.
Carolyn Bertrand, Sable Offshore Corp.
Lee Alcock, Sable Offshore Corp.
Steve Rusch, Sable Offshore Corp.
Lauren Paull, Latham & Watkins LLP